UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 19, 2014

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	001-35812	26-1998619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code  (201) 816-8900

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 19, 2014, the Board of Directors of ConnectOne Bank, the Registrant’s wholly-owned subsidiary and a New Jersey State chartered commercial bank (the “Bank”), received the approval of the New Jersey Department of Banking and Insurance of the Bank’s merger with Union Center National Bank under the Agreement and Plan of Merger by and between the Registrant and Center Bancorp, Inc., dated January 20, 2014 and filed with the Commission on January 21, 2014 as an exhibit to the Registrant’s Form 8-K. Subsequently, on May 23, 2014, Center Bancorp, Inc., received the non-objection to consummation of the proposed transaction without the filing of a formal application pursuant to the Bank Holding Company Act from the Federal Reserve Board of New York.

The Registrant and Center Bancorp, Inc., have now received all necessary bank regulatory approvals to consummate the transaction, and may close the transaction subject to: (i) the receipt of the approval of the shareholders of both Center Bancorp, Inc. and Registrant, and (ii) each other outstanding closing condition being satisfied. The shareholders meetings are scheduled for June 24, 2014. The Registrant and Center Bancorp, Inc. anticipate a closing on July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: May 29, 2014	By: /s/ William S. Burns__________
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer